Exhibit 5.1

April 20, 2016

CIBC World Markets Corp.

Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

National Bank of Canada Financial Inc.

RBC Capital Markets, LLC

BMO Capital Markets Corp.

BNP PARIBAS

Casgrain & Company Limited

Desjardins Securities Inc.

Deutsche Bank AG, London Branch

HSBC Securities (USA) Inc.

J.P. Morgan Securities plc

Mitsubishi UFJ Securities (USA), Inc.

The Royal Bank of Scotland plc

Société Générale

(collectively the “Underwriters”)

c/o CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, as Representatives of the Underwriters

Dear Sirs:

Re:	Québec – Issue of US$2,000,000,000, 2.50% Global Notes Series QP, Due April 20, 2026

As counsel for Québec in the matter of the issue and sale by Québec to the Underwriters of US$2,000,000,000 aggregate principal amount of Québec’s 2.50% Global Notes Series QP due April 20, 2026 (the “Notes”), we have examined the following:

a)

a copy of Registration Statement No 333-200812 of Québec filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2014, as supplemented by Amendment No. 1 to Registration Statement filed with the SEC on January 20, 2015 (the “Amendment No. 1”) (such Registration Statement and Amendment No. 1 and all materials incorporated therein by reference being hereinafter called the “Registration Statement”);

b)	a copy of the prospectus dated January 29, 2015 forming part of the Registration Statement and all materials incorporated by reference therein (the “Prospectus”), as supplemented by the prospectus supplement dated April 12, 2016, relating to the Notes (the “Prospectus Supplement”), which updates and supplements certain information contained in the Prospectus;

c)	a copy of the preliminary prospectus supplement dated April 12, 2016 (the “Preliminary Prospectus Supplement”) relating to the Notes;

d)	a copy of the Final Term Sheet dated April 12, 2016 relating to the Notes (the “Final Term Sheet”);

(the Preliminary Prospectus Supplement and the Final Term Sheet, taken together with the Prospectus, hereinafter called the “Pricing Disclosure Package”)

e)	a copy of the Prospectus Supplement;

f)

an electronic transmission of an executed copy of the Terms Agreement entered into among Québec and CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, acting jointly on behalf of themselves and the several Underwriters named therein, dated April 12, 2016 (the “Terms Agreement”), which incorporates by reference all of the provisions of the Québec Underwriting Agreement Standard Provisions (Debt Securities) dated April 12, 2016 (the “Underwriting Agreement Standard Provisions”);

g)

an electronic transmission of an executed copy of the Fiscal Agency Agreement dated as of April 20, 2016 between Québec and Deutsche Bank Trust Company Americas (the “Fiscal Agent”) as registrar, fiscal agent, transfer agent and principal paying agent (the “Fiscal Agency Agreement”);

h)	specimen of the Global Notes (as defined in the Fiscal Agency Agreement);

i)

copies of Order in Council No 448-2014 adopted by the Gouvernement du Québec on May 21, 2014, in relation to the Registration Statement and Order in Council No 40-2015 adopted by the Gouvernement du Québec on January 28, 2015 with respect to the authorization of the issue and sale of the Notes (“Order in Council No 40-2015”), as certified by an authorized official of Québec as of the date hereof (collectively, the “Orders in Council”);

j)

a copy of ministerial order No FIN-3 of the Minister of Finance of Québec dated July 7, 2003 (the “Ministerial Order”) authorizing, inter alia, certain persons to conclude and sign on behalf of Québec borrowing transactions and certain means to sign any debt security and any documents related to a borrowing transaction and a signed copy of a letter dated April 12, 2016 addressed to Mr. Jean-Claude Lauzon, Delegate General in New York, authorizing certain persons to sign on behalf of Québec the Terms Agreement, the Fiscal Agency Agreement and all documents relating to the issuance and sale of the Notes, as certified by an authorized official of the Ministère des Finances of Québec as of the date hereof;

k)

a certificate, dated April 20, 2016, of an authorized official of the Ministère des Finances of Québec pursuant to Section 5(g) of the Underwriting Agreement Standard Provisions certifying the compliance of the issuance of the Global Notes with the Order in Council No 40-2015;

l)

a certificate of an authorized official of the Ministère des Finances of Québec dated April 20, 2016 as to the delivery of the Notes and the amount of other debt securities of Québec outstanding on the date hereof and certifying that the Terms Agreement and the Fiscal Agency Agreement and the Notes were signed and delivered outside Québec;

m)	a certificate of the Secretary to the Ministère des Finances of Québec dated April 20, 2016 as to the authorized officials (signatories) of Québec, their titles and specimen signatures;

n)	a certificate of the Secrétaire général associé du Secrétariat du Conseil exécutif dated April 20, 2016 regarding validity of the Orders in Council;

o)	the Financial Administration Act (Québec), the Civil Code of Québec and all other applicable laws of Canada and of Québec;

p)	the English translations of the Orders in Council and the Ministerial Order;

q)	the Taxation Act (Québec), the Income Tax Act (Canada) and the regulations adopted thereunder (collectively, the “Canadian Tax Act”); and

r)	such other documents and legislation as we have considered necessary or appropriate to examine for the purpose of this opinion.

For the purpose of this opinion, we have:

(i)

assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as certified, photocopied, electronic or facsimile copies;

(ii)	assumed that the Terms Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by or on behalf of each of the parties thereto other than Québec;

(iii)	assumed that a draft of the Prospectus Supplement containing, inter alia, a description of the terms of the Notes was delivered to the Underwriters, at or prior to the signing of the Terms Agreement;

(iv)

relied, as to matters of United States law and procedure, upon the opinion of Sullivan & Cromwell LLP, the Underwriters’ United States counsel, delivered to you on the date hereof pursuant to Section 5(f) of the Underwriting Agreement Standard Provisions;

(v)	assumed that, insofar as any obligation fails to be performed in any jurisdiction outside Québec, its performance would not be illegal or ineffective by virtue of the laws of that jurisdiction; and

(vi)

relied on the certificate of an authorized official of the Ministère des Finances of Québec relating to the debt securities of Québec outstanding as at the date hereof and to certain questions of fact.

Based on the foregoing and subject to the qualifications below, we are of the following opinion:

A)	the creation, execution and sale of the Notes have been duly authorized by Québec and the

Global Notes have been duly executed by Québec in accordance with the laws of Québec in effect on the date hereof, the Ministerial Order and the Orders in Council. When the Global Notes are duly authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, they will constitute valid and legally binding, unsecured and unconditional general obligations of Québec, for the payment and performance of which the full faith and credit of Québec will be pledged; and the Global Notes will be enforceable against Québec in accordance with their terms, subject to the qualifications set forth in paragraph E) herein, and subject furthermore to the provisions of Book Ten, Title Four of the Civil Code of Québec whereby, in recognizing and enforcing a decision rendered by a court outside Québec for a sum of money expressed in foreign currency, a Québec court will convert that sum of money in Canadian currency at the rate of exchange prevailing on the day such decision becomes enforceable at the place where it was rendered and whereby, in the cases listed below, a decision rendered by a court outside Québec would not be recognized and, where applicable, declared enforceable by a Québec court :

1.	the court rendering the decision had no jurisdiction under the provisions of the Civil Code of Québec;

2.

the decision is not final or enforceable at the place where it was rendered, is in contravention of fundamental principles of procedure, or is manifestly inconsistent with public order as understood in international relations;

3.	a decision on the same matter either (i) is pending before or has been rendered by a Québec court or (ii) has been rendered by a foreign tribunal and is recognizable in Québec;

4.	the decision enforces obligations resulting from taxation laws of a foreign country which does not itself recognize and enforce the obligations resulting from the taxation laws of Québec; or

5.	the decision is rendered by default and the act of procedure initiating the proceedings was not duly served on the defaulting party;

B)

the Notes rank equally among themselves and with the other debt securities issued by Québec and outstanding on the date hereof and all funds required to make payments in respect of the Notes will be taken out of the Consolidated Revenue Fund of Québec;

C)

the Terms Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by Québec in accordance with the Orders in Council and the Ministerial Order and each constitutes a legal, valid and binding obligation of Québec, enforceable in accordance with its terms;

D)

all necessary actions have been duly taken by or on behalf of Québec and all necessary authorizations and approvals under the laws of Québec have been duly obtained, for the authorization, execution and delivery by Québec of the Terms Agreement, the Fiscal Agency Agreement and the Notes and for the issuance and sale of the Notes pursuant to the Terms Agreement and the Fiscal Agency Agreement, and there are no laws of Canada applicable to any such authorization, execution, delivery, issuance or sale and no authorizations or approvals under the laws of Canada are necessary therefor; and

E)

Québec does not enjoy, under the laws of Québec and the laws of Canada applicable therein, a right of immunity from suit, on the ground of sovereignty or otherwise, in respect of its obligations under the Fiscal Agency Agreement, the Terms Agreement and the Notes, subject to the following qualifications:

1.

the provisions of the Code of Civil Procedure of Québec which bar extraordinary recourses (quo warranto, mandamus and evocation) and provisional remedies (injunction, seizure of assets before judgment and judicial sequestration) against the Gouvernement du Québec; and

2.	the general immunity of the State from compensation, set-off, acquisitive prescription, attachment and execution on a judgment.

During the course of the preparation of the Prospectus Supplement, we participated in conferences and discussions with representatives of Québec, your representatives and your counsel during which the content of the Prospectus Supplement and certain related matters were discussed. Furthermore, between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with representatives of Québec, your representatives and your counsel. Based upon such participation and upon our examination of the documents referred to above, we have no reason to believe that:

1.

as of April 12, 2016, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2.

as of 1:20 p.m. (New York time) on April 12, 2016, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

3.

as of April 12, 2016, the Prospectus, as supplemented by the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

We also advise you that nothing came to our attention in the course of the procedures described in the preceding paragraph that has caused us to believe that the Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The descriptions in the Registration Statement, the Prospectus and the Prospectus Supplement, of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown. We do not know of any legal or governmental proceedings required to be described in the Prospectus, as supplemented by the Prospectus Supplement, which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or the Prospectus Supplement or to be filed as exhibits to the Registration Statement which are not described and filed as required.

Our opinion with respect to Canadian taxes under the caption “Description of the Securities – Debt Securities – Canadian Taxes on Debt Securities” in the Prospectus and the caption “Tax Matters –

Canadian Federal Income Taxation” in the Prospectus Supplement are accurately described therein and we hereby consent to the references to us under such headings and to the filing of our opinion with the SEC. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

The foregoing opinions are subject to the following qualifications:

a)	the foregoing opinions are based upon legislation in effect as of the date hereof and are limited to the laws of Québec and the laws of Canada applicable therein;

b)

we do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, the Prospectus, the Pricing Disclosure Package and the Prospectus Supplement and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except for those made in the Prospectus under the captions “Plan of Distribution” and “Description of the Securities” and in the Prospectus Supplement under the captions “Description of Notes” and “Underwriting” insofar as they relate to provisions of documents therein described and to the Notes;

c)

insofar as the foregoing opinions relate to the due execution of the Notes, we have examined only the specimen of the Global Notes referred to in paragraph (h) above, and have assumed (without independently verifying the assumptions) that such Global Notes conform to such specimen and that the certificate of authentication on such Global Notes has been manually signed on behalf of the Fiscal Agent by a person duly authorized for such purpose;

d)

the foregoing opinions are subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, to general equitable principles, including certain equitable principles contained in the Civil Code of Québec, and to the fact that certain recourses, such as specific performance or injunction proceedings, are ordered in the discretion of a court of competent jurisdiction;

e)

the Civil Code of Québec provides that notwithstanding the designation in a contract of the laws of Québec as being the governing laws, if the laws of Québec invalidate the designation, the courts apply the laws of the country with which the act is most closely connected (within the meaning of the Civil Code of Québec), in view of its nature and the attendant circumstances;

f)	rights to indemnity and contribution may be limited by applicable law; and

g)	under the provisions of the Currency Act (Canada), the courts are precluded from rendering any monetary judgment in any currency other than the lawful currency of Canada.

The foregoing opinions are expressed solely for the benefit of the addressees in connection with the issue of the Notes. They are not to be transmitted to any other person, nor are they to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior written consent, provided however that the foregoing opinions may be delivered to the Fiscal Agent, who may rely thereon as though they were addressed to it.

Yours truly,

/s/ Miller Thomson LLP